UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 7, 2021
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated With Exit or Disposal Activities.

Ford India Private Limited (“Ford India”), a subsidiary of Ford Motor Company (the “Company”), announced today that it plans to exit its engine and vehicle manufacturing operations at its facilities in Chennai and its vehicle manufacturing operation at its facility in Sanand. The plan was approved on September 7, 2021, and affected employees were notified today. As a result of these actions, Ford India plans to cease vehicle manufacturing in Sanand by fourth quarter 2021 and Chennai by second quarter 2022.

In connection with this announcement, the Company currently expects to record pre-tax special item charges of about $2.0 billion, including about $0.6 billion in 2021, about $1.2 billion in 2022, and the balance in subsequent years. The charges will include about $0.3 billion of non-cash charges, including accelerated depreciation and amortization. The remaining cash charges of about $1.7 billion will be paid primarily in 2022 and are attributable to separation, termination, settlement, and other payments.

For 2021, the Company continues to expect global redesign EBIT charges to be in the range of $2.2 billion to $2.7 billion, and related cash effects to be in the range of $3.0 billion to $3.5 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: September 9, 2021	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary